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                              SECRETARY CERTIFICATE
                              ---------------------



I, Craig A. Hawley, being the duly elected, qualified and acting Secretary of Jefferson National Life Insurance Company (the "Company"), certify that attached hereto as EXHIBIT A and EXHIBIT B are a true and complete copies of resolutions changing the name of the Company's various separate accounts, duly adopted by the Board of Directors of the Company on May 8, 2003, and July 23, 2003 and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect as of the date of this Certificate.





                              /s/ Craig A. Hawley            4/28/04
                              -------------------            -------
                              Craig A. Hawley,               Date
                              Secretary






[Corporate Seal]

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                                   EXHIBIT A

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                   RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                   JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                        (a Texas life insurance company)
                                  (the "Company")

WHEREAS, in connection with the offer and sale of individual fixed and variable annuity contracts, the Company has previously established the following separate accounts pursuant to the Texas Insurance Code:

             Conseco Variable Annuity Account C
             Conseco Variable Annuity Account E
             Conseco Variable Annuity Account F
             Conseco Variable Annuity Account G
             Conseco Variable Annuity Account H
             Conseco Variable Annuity Account I
             Conseco Variable Account L
             Conseco Advisor Variable Annuity Account

AND WHEREAS, the Company as of May 1, 2003 effected a name change from "Conseco Variable Insurance Company" to "Jefferson National Life Insurance Company."

NOW, THEREFORE, BE IT RESOLVED, that the separate accounts previously established by the Company pursuant to the Texas Insurance Code be renamed as follows effective May 1, 2003:

             Jefferson National Variable Annuity Account C Jefferson National Variable Annuity Account E Jefferson National Variable Annuity Account F Jefferson National Variable Annuity Account G Jefferson National Variable Annuity Account H Jefferson National Variable Annuity Account I Jefferson National Variable Account L
             Jefferson National Advisor Variable Annuity Account

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                                   EXHIBIT B
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NOW, THEREFORE, BE IT RESOLVED, that the separate accounts previously established by the Company pursuant to the Texas Insurance Code be renamed as follows effective May 1, 2003:

             Jefferson National Life Annuity Account C
             Jefferson National Life Annuity Account E
             Jefferson National Life Annuity Account F
             Jefferson National Life Annuity Account G
             Jefferson National Life Annuity Account H
             Jefferson National Life Annuity Account I
             Jefferson National Life Account L
             Jefferson National Life Adivsor Variable Annuity Account